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                                                                   Exhibit 10.14

                            INFORMATION TECHNOLOGY
                         SYSTEMS INTEGRATION AGREEMENT

     THIS AGREEMENT (the "Agreement") is dated as of the 1st day of May 2000, between FRIEDMAN'S INC., a Delaware corporation ("Friedman's"), and CRESCENT JEWELERS, a California corporation ("Crescent").

     WHEREAS, in order to meet its business objectives, Crescent requires new, more effective information technology systems;

     WHEREAS, Friedman's has experience in implementing and operating an information technology system developed for its jewelry retailing business;

     WHEREAS, Friedman's is willing to commit the necessary resources to the implementation of an enhanced information technology system for Crescent and to the integration of the system with Friedman's operations;

     NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree to the following:

     1.   Integration Services.
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     (a)  General.  Friedman's shall use commercially reasonable efforts to
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complete the implementation of an enhanced information technology system for
Crescent and to complete the integration of that system with Friedman's operations (the "General Integration Plan"). The specific implementation and integration steps to be conducted under the General Integration Plan are set forth on Schedule A.
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     (b)  Access.  Crescent shall provide Friedman's (including its employees,
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agents or independent contractors) with necessary access to Crescent's facilities, subject to appropriate mutually agreed upon security measures as either party may reasonably deem necessary.

     (c)  Testing. Upon completion of the General Integration Plan, Crescent and
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Friedman's will perform functional and operational tests of the system and the performance of the system in such testing shall be subject to the approval of Crescent, in its sole discretion. Until such time as Crescent has deemed the system acceptable, Friedman's duties and obligations under this Agreement shall continue in full force and effect.

     (d)  Pricing.  Crescent shall be responsible for all costs and expenses
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associated with the General Integration Plan.  Without limiting the foregoing,
Crescent shall reimburse Friedman's for the following:
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          (1)  Any and all software and conversion programming related to the
               General Integration Plan;

          (2) Any and all additional software license fees incurred by Friedman's in order to complete the General Integration Plan; and

          (3) All reasonable travel costs and expenses incurred by Friedman's employees in the performance of its obligations under this Agreement.

     2.   Payment.
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     Not later than September 10, 2000, Friedman's shall submit to Crescent a schedule outlining those costs for which Crescent must reimburse Friedman's in connection with Section 1(b) of the Agreement (the "Reimbursement Schedule"). Crescent shall remit payment to Friedman's not later than September 30, 2000 for the amounts listed in the Reimbursement Schedule. If Crescent fails to timely pay any amounts due under this Agreement, such amounts not paid shall bear interest at the prime rate, as published by Citibank, N.A.

     The provisions of this Section 2 shall survive the termination of the Agreement.

     3.   Term.
          ----

     This Agreement shall remain in effect until the earlier of (1) the date on which the General Integration Plan has been completed as evidenced by the receipt by Friedman's of written acceptance of the General Integration Plan from Crescent, or (2) September 30, 2000, unless otherwise terminated pursuant to this Agreement.

     4.   Termination.
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          a.   If (i) Crescent fails to pay amounts due under Section 2 of the
Agreement within 15 days after receipt of written notice of failure to pay (a "Payment Default") or (ii) Crescent is in material breach of any of its covenants or obligations under the Agreement and such breach (other than a Payment Default) continues for 30 days after Friedman's gives written notice of such breach to Crescent, then Friedman's may immediately or at any time thereafter terminate the Agreement upon written notice to Crescent.

          b. If Friedman's is in material breach of any of its covenants or obligations under the Agreement, and such breach continues for 30 days after Crescent gives written notice of such breach to Friedman's, then Crescent may immediately or at any time thereafter terminate the Agreement upon written notice to Friedman's.

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     5.   Independent Contractor Status.
          -----------------------------

          a. Friedman's shall be an independent contractor with respect to the Services. Each party shall be responsible for its own employees, and employees of each party shall not be deemed to have an employment relationship with the other party. Nothing in this Agreement creates a relationship of partnership or joint venture between Friedman's and Crescent. This Section 5 shall survive the expiration or earlier termination of this Agreement.

          b. Crescent shall be solely responsible for all liabilities, demands, damages, costs and expenses (including reasonable attorney's fees), associated with the operation of its business and shall indemnify, defend and hold harmless Friedman's and its affiliates and their respective officers and directors, stockholders and representatives, from and against all liabilities, claims, demands, damages, costs and expenses (including reasonable attorney fees) arising from the conduct, actions, inactions or omissions of Friedman's in connection with the General Integration Plan, except for any such liability, claims, demands, damages, costs and expenses which result from the gross negligence or willful misconduct of Friedman's or its employees.

     6.   Assignment and Delegation.
          -------------------------

     This Agreement shall not be assignable by any of the parties hereto without the written consent of the other party, and no party may unreasonably withhold such consent. Notwithstanding the foregoing, either party may assign this Agreement, without written consent, to an entity that is a wholly-owned subsidiary of the assignor.

     7.   Force Majeure.
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     Neither Friedman's nor Crescent shall be liable for any failure to perform hereunder arising from causes or events beyond the reasonable control and without the fault or negligence of the party failing to perform including, without limitation, labor disputes of any kind. If it appears to either party that an event is likely to occur which would interfere with such party's performance hereunder, such party shall notify the other party immediately of the event and of its likely duration. In the event of such failure, the obligation of the party shall be suspended until the cause of such suspension shall have been removed.

     8.   Governing Law.
          -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to conflicts of law principles.

     9.   Notices.
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     Any notice, request, consent, approval, waiver and other communication to a party hereunder shall be in writing and shall be deemed duly given when sent by first

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class mail, postage prepaid, or delivered by hand, or by telex or facsimile transmission to such party. Unless changed by written notice to the other hereunder, all notices shall be addressed to the address shown below:

     To Friedman's:

          Friedman's Inc.
          4 West State Street
          Savannah, GA 31401
          Facsimile: 912-234-1031
          Attn: John Mauro

     with a copy to:

          Alston & Bird LLP
          One Atlantic Center
          1201 West Peachtree Street
          Atlanta, GA 30309
          Facsimile: 404-881-4777
          Attn: Mark F. McElreath

     To Crescent:

          Crescent Jewelers
          315 11/th/ Street
          Oakland, CA 94607
          Facsimile: 510-763-1213
          Attn: Mittie Grigsby


     10.  Dispute Resolution.
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          a.   In the event of any dispute arising in connection with this
Agreement, the parties shall endeavor to resolve such dispute amicably by discussion and mutual accord. Such discussions shall include meetings between senior management of Crescent and Friedman's. In the event that the parties are unable to mutually resolve such dispute through such meetings, then either party may submit any unresolved controversy or claim arising out of or relating to this contract, or the breach thereof, to be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in Atlanta, Georgia, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall split equally the cost of the arbitrators. Any award rendered by the Arbitrator(s) may include compensatory damages and costs but under no circumstances shall either party be liable for nor shall the arbitrator(s) award any incidental, consequential or special (including punitive or multiple) damages.

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          b.   Notwithstanding anything herein to the contrary, the existence of a dispute (other than payment of the price) shall not reduce the obligation of Friedman's to continue to provide Services hereunder during the pendency of the dispute resolution procedure, or following the resolution of such dispute, unless the resolution of the dispute contains a finding of a material default by Crescent or Friedman's as the case may be; provided, however, the foregoing shall in no way limit the amount of damages or type of relief (whether monetary or injunctive) to which Crescent or Friedman's is entitled under law or the provisions of this Agreement.

     11.  Integration; Amendment.
          ----------------------

     This Agreement supersedes all prior negotiations, commitments and writings pertaining to the subject matter hereof. Except as otherwise provided in this Agreement, this Agreement may be amended only by a written instrument duly executed by both Friedman's and Crescent.

     12.  Waiver.
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     Any waiver at any time, by either Friedman's or Crescent of its rights with respect to the other party to this Agreement, or with respect to any other matter arising in connection with this Agreement, shall not be considered waived with respect to any subsequent default or matter.

     13.  No Third Party Beneficiaries.
          ----------------------------

     Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to a party to this Agreement, nor shall any provision hereof give any third persons any right or subrogation or action against any party to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


FRIEDMAN'S INC.                          CRESCENT JEWELERS

By:    ________________________          By:    ________________________

Name:  ________________________          Name:  ________________________

Title: ________________________          Title: ________________________

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